UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 2, 2025

Date of Report (Date of earliest event reported)

Krispy Kreme, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40573	37-1701311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2116 Hawkins Street, Charlotte, North Carolina 28203

(Address of principal executive offices)

(800) 457-4779

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	DNUT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 2, 2025, Krispy Kreme, Inc. (the “Company”) entered into an incremental assumption agreement and amendment (the “First Amendment”), by and among the Company, Krispy Kreme Doughnuts, Inc., as borrower (the “Parent Borrower”), the other loan parties party thereto, with the lenders party thereto and BNP Paribas (“BNP”), as administrative agent (in such capacity, the “Administrative Agent”).

On May 7, 2025, the Company entered into another incremental assumption agreement and amendment (the “Second Amendment” and, together with the First Amendment, collectively, the “Amendments” and each, an “Amendment”), by and among the Company, the Parent Borrower, the other loan parties party thereto, with the lender party thereto and the Administrative Agent.

Each Amendment amends the Parent Borrower’s existing credit agreement, dated as of March 23, 2023 (as amended and as otherwise modified and in effect immediately prior to the effectiveness of the Amendments, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by the Amendments, the “Amended Credit Agreement”), by and among the Company, the Parent Borrower, the lenders, and other parties party thereto from time to time, the Administrative Agent and BNP, as collateral agent.

The First Amendment, among other things, (a) established incremental term loan commitments in an aggregate principal amount of $110,000,000 and (b) imposed certain restrictions on the ability to make Restricted Payments (as defined in the Amended Credit Agreement), including payments of dividends, if the Total Net Leverage Ratio (as defined in the Amended Credit Agreement) exceeds 3.00:1.00. The Total Net Leverage Ratio was 3.94 to 1.00 as of the end of the first quarter of fiscal 2025.

The Second Amendment established incremental term loan commitments in an aggregate principal amount of $15,000,000.

The Parent Borrower borrowed $125,000,000 under the Amendments following their respective execution and delivery. The incremental borrowings made pursuant to each Amendment (i) were used to pay fees, costs and expenses incurred in connection with such Amendment and (ii) will be used for general corporate purposes of the Parent Borrower and its subsidiaries (including to finance working capital needs, capital expenditures, acquisitions, and other investments) and for any other purpose not prohibited under the related loan documents.

Except as described in the following sentence, the additional commitments established pursuant to each Amendment and the loans made pursuant thereto have identical terms as those set forth in the Existing Credit Agreement applicable to the existing commitments and loans thereunder (including with respect to interest rates (including the Applicable Rate), maturity date, mandatory prepayments and voluntary prepayments). The incremental term loans made pursuant to each Amendment will amortize in an amount necessary to achieve fungibility with the existing outstanding term loans.

The foregoing description of the First Amendment, the Second Amendment and the Amended Credit Agreement is a general description only, does not purport to be complete and is qualified in its entirety by reference to the First Amendment and the Second Amendment, which are filed as Exhibit 10.1 and Exhibit 10.2 hereto and incorporated herein by reference.

Certain of the lenders and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking, commercial banking and general financing and treasury services for the Company and/or its subsidiaries, including as an underwriter for one or more public offerings of the Company’s securities, for which they received or will receive customary fees and expenses.

Item 2.02.	Results of Operations and Financial Condition.

On May 8, 2025, the Company issued a press release announcing the Company’s financial results for the first quarter ended March 30, 2025. A copy of such press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The information contained in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Incremental Assumption Agreement and Amendment No. 1 to Credit Agreement, dated May 2, 2025, by and among Krispy Kreme, Inc., Cotton Parent, Inc., Krispy Kreme Doughnuts, Inc., the other loan parties party thereto, the lenders party thereto and BNP Paribas as administrative agent

10.2	Incremental Assumption Agreement and Amendment No. 2 to Credit Agreement, dated May 7, 2025, by and among Krispy Kreme, Inc., Cotton Parent, Inc., Krispy Kreme Doughnuts, Inc., the other loan parties party thereto, the lenders party thereto and BNP Paribas as administrative agent

99.1	Press Release issued by Krispy Kreme, Inc. dated May 8, 2025

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KRISPY KREME, INC.

Dated: May 8, 2025

	By:	/s/ Jeremiah Ashukian
	Name:	Jeremiah Ashukian
	Title:	Executive Vice President and Chief Financial Officer